UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration statement no.:
	(3)	Filing Party:
	(4)	Date Filed:

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
415 West Foothill Blvd, Suite 206
Claremont, California 91711-2766

June 18, 2007

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, to be held on Wednesday, July 18, 2007, at 10:00 a.m. local time at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, People’s Republic of China.

The matters to be acted upon at the Annual Meeting of Stockholders are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on our operations and respond to any questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order to ensure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Wei Li
Wei Li
Chief Executive Officer and
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JULY 18, 2007

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
415 West Foothill Blvd, Suite 206
Claremont, California 91711-2766

June 18, 2007

Dear Stockholders:

The Annual Meeting of the Stockholders of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, will be held on Wednesday, July 18, 2007 at 10:00 a.m. local time at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, People’s Republic of China. The purpose of the annual meeting is to consider and vote upon each of the proposals outlined in this proxy statement, including the proposal to:

1.
Elect five nominees as directors to serve a one-year term on the Board of Directors set to expire at the 2008 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	Ratify the selection and appointment of Mao & Company CPAs, Inc. as our independent auditors for the fiscal year ending December 31, 2007;

3.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 21, 2007 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

Our Proxy Statement is enclosed. Financial and other information concerning the company is contained in the enclosed Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

By Order of the Board of Directors

/s/ Yvonne Wang
Yvonne Wang
Secretary

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, July 18, 2007

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
415 West Foothill Blvd, Suite 206
Claremont, California 91711-2766

Table of Contents
Page

GENERAL INFORMATION	1

PROPOSAL 1 ELECTION OF DIRECTORS	3

PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS	6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	8

EXECUTIVE COMPENSATION	10

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE	14

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS	14

OTHER BUSINESS	15

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, July 18, 2007

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, to holders of shares of our common stock, in connection with the solicitation of proxies by the Board of Directors for use at our 2007 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time on Wednesday, July 18, 2007, at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, People’s Republic of China. These proxy materials are first being mailed to stockholders on or about June 18, 2007.

References herein to “we”, “us”, “our” or “the Company” refer to Kiwa Bio-Tech Products Group Corporation and its wholly-owned and majority-owned subsidiaries unless the context specifically states or implies otherwise.

Company Background

We were originally incorporated in the state of Utah on June 14, 1933, under the name Tintic Gold Mining Company. Pursuant to an Agreement and Plan of Merger dated as of March 11, 2004, Kiwa Bio-Tech Products Group Ltd. (“Kiwa BVI”), a British Virgin Islands international business company, became Tintic Gold Mining Company’s wholly-owned subsidiary. The Tintic/Kiwa share exchange transaction resulted in a change of control of Tintic Gold Mining Company, with former Kiwa BVI stockholders owning approximately 89% of Tintic Gold Mining Company on a fully diluted basis. Subsequent to the Tintic/Kiwa share exchange transaction, Tintic Gold Mining Company changed its name to Kiwa Bio-Tech Products Group Corporation. On July 22, 2004, we reincorporated in the state of Delaware.

We have established two operating subsidiaries in China — Kiwa Bio-Tech Products (Shandong) Co., Ltd. (“Kiwa Shandong”) in 2002, a wholly-owned subsidiary, and Tianjin Kiwa Feed Co., Ltd. (“Kiwa Tianjin”) in July 2006, an 80% majority-owned and controlled subsidiary.

Annual Report

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2006 is enclosed with this proxy statement.

Voting Securities

Only stockholders of record as of the close of business on May 21, 2007 will be entitled to vote at the meeting and any adjournment thereof. As of May 21, 2007, the number of outstanding shares of common stock of the Company was 73,715,766. Each holder of shares of our common stock is entitled to one vote for each share of common stock held with respect to the proposals presented in this proxy statement.

Voting of Proxies

All valid proxies received prior to the annual meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

As indicated on the enclosed proxy card, with respect to Proposal 1 relating to the election of directors, you may vote “FOR” all or some of the nominees or may indicate “WITHHOLD” with respect to one or more of the nominees. With respect to Proposal 2 relating to the approval of our independent auditor, you may vote “FOR,” or “WITHHOLD”.

In the absence of specific instructions, proxies will be voted by the individuals named in the proxy “FOR” the election of each of the five specified director nominees in the case of Proposal 1, “FOR” the approval of our independent auditor in the case of Proposal 2, and in the discretion of the proxies named in the proxy card on all other matters that may properly come before the annual meeting.

Votes Required for Approval of Proposals

Assuming that a quorum of stockholders is present at the annual meeting, the five director nominees receiving the greatest number of votes shall be elected to the Board of Directors, even without receiving a majority of the votes cast. The affirmative vote of holders of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon at the annual meeting is required for Proposal 2 and for other matters that properly come before the annual meeting..

For the purpose of determining the vote required for approval of matters to be voted on at the annual meeting, shares held by stockholders who abstain from voting on a matter will be treated as being “present” and “entitled to vote” on the matter, and, therefore, an abstention (withholding a vote as to all matters) has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as “present” or “entitled to vote” on the matter, and, therefore, a broker non-vote or the withholding of a proxy’s authority will have no effect on the outcome of the vote on the matter, other than to affect the existence of a quorum. A “broker non-vote” refers to shares of our common stock represented at the annual meeting in person or by proxy by a broker or nominee where such broker or nominee (1) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (2) does not have discretionary voting power on such matter.

Quorum

Our bylaws provide that a majority of all the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•	delivering a written notice of revocation to our Corporate Secretary at our principal executive office located at 415 West Foothill Blvd, Suite 206 Claremont, California 91711-2766;

•	delivering a properly executed proxy showing a later date to our Corporate Secretary at our principal executive office located at 415 West Foothill Blvd, Suite 206 Claremont, California 91711-2766; or

•	attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. We will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. In addition, we may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1 ELECTION OF DIRECTORS

Five directors are to be elected at the annual meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal. The accompanying proxy will be voted in favor of the following persons to serve as directors unless the stockholder indicates to the contrary on the proxy. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Four of the director nominees are currently directors of the Company.

The following persons have been nominated to be elected as directors at the annual meeting:

Name	Age	Title
Wei Li	45	Chief Executive Officer and Chairman of the Board
Lianjun Luo	37	Chief Financial Officer and Director
Dachang Ju	67	Director
Yunlong Zhang	43	Director
Qi Wang	40	Vice president-Technical

Wei Li became our Chief Executive Officer and Chairman of the Board on March 12, 2004. Prior to the Tintic/Kiwa share exchange transaction, Mr. Li was the acting Chief Executive Officer of Kiwa BVI since January 1, 2004. Mr. Li founded Kiwa BVI to capitalize on the growth of the ag-biotechnology industry in China. Prior to founding Kiwa BVI, Mr. Li founded China Star Investment Group (“China Star”), an entity which provides integrated financing services and/or venture investments to growth businesses in China. Mr. Li served as President of China Star from June 1993 to January 2004. In 1989, Mr. Li founded Xinhua International Market Development Ltd., a company which engaged in investing in China’s high tech, pharmaceutical, medical device, media, entertainment and real estate industries. Mr. Li holds a bachelor of science degree in finance from Hunan Finance and Economics University.

Dachang Ju became one of our directors on March 12, 2004. From 1987 to 1999 when he retired, Mr. Ju worked as General Manager of XinShen Company, an investment firm in China. He was responsible for our daily operations and investment decision making. He served as a board member of Kiwa Bio-Tech Products Group Ltd. since 2003 and a board member of China Star from 1999 to 2000. Mr. Ju holds a bachelor of science degree in mathematics from Capital Normal University in Beijing, China.

Lianjun Luo became our Chief Financial Officer on March 12, 2004, and one of our directors on March 27, 2004. Mr. Luo served as the Chief Executive Officer of Kiwa BVI from October 2002 to March 2004. From January 2002 to October 2002, Mr. Luo served as the Chief Financial Officer of China Star. From August 2000 to December 2001, Mr. Luo served as manager of Security Department and Assistant of President at Jilin HengFa Group Ltd., a Chinese drug manufacturing company, responsible for the company’s preparation for an aborted IPO and for merger and acquisition activities. From May 1998 to July 2000, Mr. Luo worked as manager of Investment Department and Associate General Manager for Hongli Industry Co., Ltd., a Chinese investment company on merger and acquisition transactions. Mr. Luo obtained his law degree from China University of Politics Science and Law in 1993. Mr. Luo is a certified public accountant and lawyer in China.

Yunlong Zhang became one of our directors on March 27, 2004 and General Manager of our wholly-owned subsidiary, Kiwa Bio-Tech Products (Shandong) Co., Ltd on May 10, 2007. From May 2000 to the present, Mr. Zhang has been the General Manager of China Star, responsible for its daily operations. From 1994 to 2000, Mr. Zhang served as the head of the Investment Department at China National Economic and Systems Reform Research and Services Center, an economic reform think tank for the central government. Mr. Zhang holds a degree in statistics.

Qi Wang became our Vice President - Technical on July 19, 2005. Mr. Wang also acts as Director of Kiwa-CAU R&D Center since July 2006. Mr. Wang served as a Professor and Advisor for Ph.D students in Department of Plant Pathology, China Agricultural University (“CAU”) since January 2005. Prior to that, he served as an assistant professor and lecturer of CAU since June 1997. He obtained his master degree and Ph.D in agricultural science from CAU in July 1994 and July 1997, respectively. Mr. Wang received his bachelor’s degree of science from Inner Mongolia Agricultural University in July 1989. He is a committee member of various scientific institutes in China, including the National Research and Application Center for Increasing-Yield Bacteria, Chinese Society of Plant Pathology, Chinese Association of Animal Science and Veterinary Medicine.

The Board of Directors recommends that stockholders vote “FOR” the nominees named in this proxy statement. The five individuals receiving the greatest number of votes shall be deemed elected even if they do not receive a majority vote.

Information Regarding the Board of Directors and its Committees

During 2006, the Board of Directors was composed of four members, including Messrs Wei Li, Lianjun Luo, Dachang Ju and Yunlong Zhang. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

During 2006, our Board of Directors held 6 meetings. No member of our Board of Directors attended fewer than 75% of the meetings. We currently do not have a policy with respect to board members’ attendance at annual meetings.

We do not have a standing audit, nominating or compensation committee. As a small, development-stage company, we believe that all of our directors acting together, as opposed to a subset of them acting by means of a committee, is the most efficient and effective framework for us to perform the functions otherwise associated with audit, nominating and compensation committees.

Nominating Committee Functions

Since we do not have a nominating committee, all of the members of the Board of Directors participate in the consideration of director nominees. The Board of Directors has determined that one of its members is independent under the independence standards of the Nasdaq Stock Market. We do not currently have a written nominating committee charter or similar document.

Process for Identifying and Evaluating Nominees for the Board of Directors

Our Board of Directors may employ a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Board of Directors considers various potential candidates which may come to our attention through current board members, professional search firms, stockholders or other persons. These candidates may be evaluated by our Board of Directors at any time during the year.

Our Board of Directors considers candidates recommended by stockholders when the nominations are properly submitted as described in “Consideration of Stockholder Recommendations” below. Following verification of the stockholder status of persons proposing candidates, our Board of Directors will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized herein to determine whether the candidate is qualified for service on the board, before deciding to undertake a complete evaluation of the candidate. If our Board of Directors determines that additional consideration is warranted, it may use a third-party search firm to gather additional information about the prospective nominee’s background and experience. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed before undertaking a complete evaluation, our Board of Directors will treat a potential candidate nominated by a stockholder like any other potential candidate.

In evaluating a director candidate, our Board of Directors will review his or her qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of the Company’s business and technology, educational and professional background, personal accomplishment and other relevant factors. Our Board of Directors has not established any specific qualification standards for director nominees, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. Our Board of Directors may also interview prospective nominees in person or by telephone. After completing this evaluation, the Board of Directors will determine the nominees.

Consideration of Stockholder Recommendations

Our Board of Directors considers director candidates recommended by stockholders. Candidates recommended by stockholders are evaluated on the same basis as are candidates recommended by our Board of Directors. Any stockholder wishing to recommend a candidate for nomination by the Board of Directors should provide the following information in a letter addressed to the Board in care of our Secretary: (i) the name and address of the stockholder recommending the person to be nominated; (ii) a representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding; (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee; (iv) information as to any plans or proposals of the type required to be disclosed in Schedule 13D and any proposals that the nominee proposes to bring to the Board of Directors if elected; (v) any other information regarding the recommended nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A pursuant to the Securities Exchange Act of 1934 and (vi) the consent of the recommended nominee to serve as a director if elected. Additional information may be requested to assist our Board of Directors in determining the eligibility of a proposed candidate to serve as a director. In addition, the notice must meet any other requirements contained our bylaws. Stockholders may nominate candidates directly by complying with our bylaws and applicable law, including the deadlines described under “Stockholder Proposals for the 2008 Annual Meeting of Stockholders”, below.

Audit Committee Functions

Since we do not have an audit committee, the entire Board of Directors acts as the audit committee. The Board has determined that at least one person on the Board, Lianjun Luo, qualifies as a “financial expert” as defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Mr. Luo does not meet the definition of an “independent” director set forth in Rule 4200(a)(15) of the Market Place Rules of the Nasdaq Stock Market, which is the independence standard that we have chosen to report under. We have not been able to identify a suitable candidate for our Board of Directors that would qualify as an audit committee financial expert. We do not currently have a written audit committee charter or similar document.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all employees, consultants and members of the Board of Directors, including the Chief Executive Officer, Chief Financial Officer and Secretary. This code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any stockholder a copy of the code, without charge, upon written request to our Secretary.

Stockholder Communications with Board of Directors

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific directors may write to Kiwa Bio-Tech Products Group Corporation, Board of Directors, 415 West Foothill Blvd, Suite 206 Claremont, California 91711-2766.

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or certain specified individual directors. We will receive and make copies of all such letters and circulate them to the appropriate director or directors.

Compensation of Directors for 2006

We currently have no policy in effect for providing compensation to our directors for their services on our Board of Directors. In 2006, we granted 153,900 options valued at $24,639 to Yunlong Zhang, who is not an employee of the Company. With the exception of the option grant above, in fiscal 2006, we did not provide any compensation to our directors for their service on our Board of Directors. Two of the directors, Mr. Wei Li and Mr. Lianjun Luo, are also executive officers of the Company and their respective compensation was provided for their service as employees of the Company. The following table set forth all the details of compensation of directors for 2006.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards	Awards(1)	Compensation	Total
	$	$	$	$	$
Wei Li	Nil	Nil	Nil	Nil	Nil
Lianjun Luo	Nil	Nil	Nil	Nil	Nil
Dachang Ju	Nil	Nil	Nil	Nil	Nil
Yunlong Zhang	Nil	Nil	24,639	Nil	24,639

(1) The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model.

PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITOR

Audit and Other Fees

Audit Fees

Mao & Company, CPAs, Inc. (“Mao & Co”) audited our financial statements for fiscal 2006 and 2005, and reviewed our quarterly financial statements for fiscal 2006. Grobstein, Horwath & Company, LLP (“GHC”) reviewed our quarterly financial statements for fiscal 2005.

The aggregate audit fees for fiscal 2006 were approximately $73,000. The amounts include fees for professional services rendered by Mao & Co in connection with the audit of our consolidated financial statements as of and for fiscal 2006 and reviews of our quarterly reports on the Form 10-QSB for the first, second and third quarters of fiscal 2006.

The aggregate audit fees for 2005 were approximately $67,500. The amounts include fees of approximately $45,000 for professional services rendered by Mao & Co in connection with the audit of our consolidated financial statements as of and for fiscal 2005 and fees of approximately $22,500 for professional services rendered by GHC in connection with reviews of our unaudited consolidated interim financial statements for the first, second and third quarters of fiscal 2005.

Audit-Related Fees

Audit-related fees for fiscal 2006 for assurance and related services by Mao & Co and GHC were $7,100 and $9,500. The amounts include fees for auditing the financial statements in relation to the preparation and filing of our registration statement on Form SB-2 filed in August 2006 and SB-2/A filed in October 2006.

There were no audit-related fees billed by Mao & Co or by GHC for such services rendered to the Company for fiscal 2005.

Tax Fees

Tax service fees billed to Mao & Co for fiscal 2006 were $4,500. There were no fees for tax services billed by Mao & Co or by GHC to the Company for fiscal 2005.

All Other Fees

There were no additional aggregate fees billed by Mao & Co for 2005 and 2006 or by GHC for 2005.

Ratification of Selection of Independent Auditor

Effective March 14, 2006, our board of directors approved the selection and appointment of Mao & Co as our certifying accounting firm for the fiscal year ending December 31, 2005 after GHC resigned on March 13, 2006. The annual meeting of the stockholders held on September 12, 2006 approved the appointment of Mao & Co for the fiscal year ending December 31, 2006. Mao & Co has issued the audit report on our consolidated financial statements for the fiscal year ended December 31, 2006 and 2005 (see enclosed the Annual Report on Form 10-KSB).

We do not expect representatives of Mao & Co to be present at the annual meeting.

Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the company’s independent accountant to provide audit or non-audit services for the company must either be approved by the audit committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the audit committee. Our Board of Directors (functioning as the audit committee) has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the company by the independent accountant must be approved in advance of the engagement by the Board of Directors. Under limited circumstances, certain de minimis non-audit services may be approved by the Board of Directors retroactively. All services provided to the company by the independent accountants in fiscal 2006 were approved in advance of the engagement by the Board of Directors and no non-audit services were approved retroactively by the Board of Directors pursuant to the exception for certain de minimis services described above.

The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the selection and appointment by the Board of Directors of Mao & Co as the Company’s independent auditor for the fiscal year ending December 31, 2007.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection and appointment of Mao & Company, CPAs, Inc. as independent auditors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 21, 2007 certain information with respect to the beneficial ownership of our common stock by (i) each of our directors and executive officers, (ii) each person who is known by us to beneficially own more than 5% of our outstanding common stock, and (iii) all of our directors and executive officers as a group. Percentage ownership is calculated based on 73,715,766 shares of our common stock outstanding as of May 21, 2007. None of the shares listed below are issuable pursuant to stock options of the Company.

Title of Class	Name of Beneficial Owner	Amount and Nature of	Percent of Class
		Beneficial Owner
Common Stock	Wei Li (1)	13,064,794	17.72
Common Stock	Dachang Ju (2)	10,062,088	13.65
Common Stock	Lianjun Luo	1,305,562	1.77
Common Stock	Yunlong Zhang	308,916	*
Common Stock	All Star Technology Inc. (1)	12,356,672	16.76
Common Stock	InvestLink (China) Limited (2)	10,062,088	13.65
Common Stock	All officers and directors as a group
	(4 persons)	24,741,360	33.56

*	Less than 1%.

(1)
Consists of shares held by All Star Technology Inc., a British Virgin Islands international business company and Wei Li. Wei Li exercises voting and investment control over 12,356,672 shares of common stock held by All Star Technology Inc. Wei Li is a principal stockholder of All Star Technology Inc. and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by All Star Technology Inc. to the extent of his pecuniary interest therein. In addition, in April 2007, Wei Li exercised on a cashless basis 783,423 shares of warrants relating to a loan advanced to the Company by Wei Li in 2005. We issued a net of 708,122 shares to Wei Li in April 2007 for the exercise.

(2)
Consists of 7,812,088 shares of common stock held directly by InvestLink (China) Limited (“Investlink”) and 2,250,000 shares of common stock held by InvestLink as custodian for Guisheng Chen. InvestLink has the sole power to vote or direct the vote and dispose or direct the disposition of 10,062,088 shares but disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Dachang Ju exercises voting and investment control over the shares held by InvestLink. Dachang Ju is a principal stockholder of InvestLink and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by InvestLink to the extent of his pecuniary interest therein.

In 2006 we issued convertibles notes amounted to $2,450,000 in total (the “6% Notes”) and also warrants to purchase 12,250,000 shares of the Company’s common stock (the “6% Note Warrants”) to six institutional investors in accordance with a securities purchase agreement dated June 29, 2006. Under the terms of the 6% Notes and 6% Note Warrants, the notes and warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Therefore, the table above does not include beneficial ownership information of the following holders of the 6% Notes and 6% Note Warrants of the Company: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millenium Capital Partners II, LLC, Double U Master Fund LP, and Nite Capital LP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

China Star Investment Group

China Star is a company which is 28% owned by Mr. Li. Mr. Yunlong Zhang, one of our directors and General Manager of Kiwa Shandong, is also the General Manager of China Star and is responsible for its daily operations.

China Star advanced funds to the Company for operating capital several times during 2005. The balance due to China Star was $457,464 and $263,165 as of December 31, 2006 and 2005, respectively. In the twelve months ended December 31, 2006, China Star advanced an additional $596,189 to the Company and the Company had repaid $401,889 to China Star.

In the three months ended March 31, 2007, the Company had repaid $20,985 to China Star. The balance due to China Star was $464,191 as of March 31, 2007. China Star agreed that the Company could repay the balance aperiodically when the Company’s cash flow circumstances permit.

The Company has also granted detachable warrants to China Star to purchase an aggregate of 1,190,847 shares of common stock relating to advances before March 31, 2006. The warrants expire two years from the date of issue. China Star exercised 1,139,195 shares on a cashless basis in December 2006, for which we issued 1,000,000 shares to a beneficiary of China Star at its designation on January 5, 2007.

Mr. Wei Li

Mr. Li is the Chairman of the Board and the Chief Executive Officer of the Company.

Advances and Loans

During the twelve months ended December 31, 2006, Mr. Li advanced $83,395 to the Company for operating capital, and was repaid $242,857 for previous advances. As of December 31, 2006, the remaining balance due to Mr. Li was $32,398.

During the three months ended March 31, 2007, Mr. Li advanced an additional $55,818 to the Company, and was repaid $26,100. As of March 31, 2007, the remaining balance due to Mr. Li was $62,116. Mr. Li has agreed that the Company may repay the balance aperiodically when the Company’s cash flow circumstances permit.

The Company has also granted detachable warrants to Mr. Li to purchase an aggregate of 783,423 shares of common stock relating to a loan to the Company in April 2005. The warrants expire two years from the date of issue. In April 2007, Mr. Li exercised all of the warrants on a cashless basis. We issued a net of 708,122 shares to Mr. Li in April 2007 for the exercise.

Motor Vehicle Lease

In December 2004, we entered into an agreement with Mr. Li, pursuant to which Mr. Li leases to the Company a motor vehicle. The monthly rental payment is $1,876.

Guarantees for the Company’s Benefit by Wei Li

Mr. Li executed without any compensation from the Company a guarantee of repayment of three convertible notes amounted to $350,000 in total issued in 2005 (the “12% Notes”). As of December 31, 2006, the 12% Notes had been settled.

In addition, Mr. Li has pledged without any compensation from the Company all of his common stock of the Company as collateral security for the Company’s obligations under the 6% Notes.

Issuance of Letter of Credit in Favor of Kiwa BVI

UPB International Sourcing Limited (“UPB”) is a company wholly-owned by Mr. Li.

On August 8, 2006, Kiwa BVI entered into a Letter of Credit Contract with UPB, as amended and supplemented by a Supplementary Agreement dated August 20, 2006. The Letter of Credit Contract, as amended, sets forth the following terms:

(1) The Company engages UPB to issue a letter of credit in favor of the Company with a $38,500,000 credit line in total to the urea supplier under a urea purchase agreement dated July 31, 2006. UPB promises to keep the letter of credit effective within the entire stated period of the urea purchase agreement.

(2) The Company agrees to pay UPB a commission equals to 2% of the total credit line of the letter of credit issued by UPB, of which 50% will be paid in one month from the date of execution, and the balance will be paid upon the close of the first shipment of urea under the urea purchase contract.

(3) UPB shall be responsible for the settlement of relating credit letters and after the settlement, the spread should be paid to Kiwa BVI, which will be recognized as our commission revenue. As for the settlement of the first two shipments, UPB designated Hua Yang Roneo Corporation to settle the credit letters from the terminal purchaser, and after the settlement Hua Yang Roneo Corporation wired to UPB the spread that belong to Kiwa BVI.

UPB had made the arrangement to issue the letter of credit according to the terms of the Letter of Credit Contract, as amended. We had paid UPB the first installment and other minor costs in the amount of $415,097 in 2006, and the first two shipments had been closed at the end of 2006. UPB had paid the Company the spread of these two shipments - $800,000 - of which $686,600 was paid in the first quarter of 2007 and the balance of $120,000 was paid in April 2007.

Challenge Feed

Challenge Feed owns 20% of Kiwa Tianjin’s equity, and Mr. Wenbin Li, one of Challenge Feed’s shareholders, is also Vice President of the Company and General Manager of Kiwa Tianjin. As of December 31, 2006, there were no outstanding amounts due to Challenge Feed by the Company or vice-a-versa.

From the inception of Kiwa Tianjin to September 31, 2006, the Company purchased from Challenge Feed a total of $201,084 in raw materials and $464,218 in finished goods. All such transactions were settled in seven days after each delivery pursuant to the terms of a related purchase agreement. For raw materials, the price was determined by historical purchase cost, and for finished products the price was determined by actual production cost. There was no such transaction thereafter.

The Company has entered into an agreement with Challenge Feed to lease the following facilities for three years commencing on August 1, 2006: (1) an office building with floor area of approximately 800 square meters; (2) storehouses with floor area of approximately 2,500 square meters.; (3) a concentrated feed product line for fowl and livestock; and (4) two workshops with floor area approximately 1,200 square meters. The total monthly rental is RMB 50,000 ($6,322). Pursuant to the lease agreement, rent expenses from August 1 to December 31, 2006 had been paid.

EXECUTIVE COMPENSATION

Executive Officers Information

During 2006, our executive officers included Messrs. Wei Li, Lianjun Luo, Qi Wang, Xiaonan Wu, Wenbin Li, Yvonne Wang, Johnson Lau and Miss Ju hua Wang.

Johnson Lau’s resignation as Chief Operation Officer was accepted by our Board of Directors on September 18, 2006. His successor, Juhua Wang, resigned on May 18, 2007, which resignation was accepted by our Board of Directors on the same date.

Information with respect to Messrs. Wei Li, Chief Executive Officer, Lianjun Luo, Chief Financial Officer and Qi Wang is set forth above.

Xiaonan Wu became our Vice President on September 18, 2006. Mr. Wu has 17 years of experience in medical product distribution and market operations. He has substantial experience and resources in market development including work arising from his employment with Beijing Medicine Economical Technology Management Company as the General Manager Assistant and Assistant Manager in charge of drugs, and later as its Deputy General Manager. Mr. Wu has also served as the Deputy General Manager of Beijing Medicine Limited Liability Company. At the same time he was the General Manager of its subordinate Medicine Guarantee Brand - New Pharmacy Chain Company as well as the General Manager of its subordinate joint-venture pharmaceutical company, Beijing Unit Medicine Company. Mr. Wu graduated from the College of Pharmacy, Beijing Medical University with a Bachelor of Science degree.

Wenbin Li became our Vice President-Marketing on January 21, 2007. Mr. Li also acts as General Manager of Kiwa Tianjin from July 2006. Mr Li took the position of General Manager of Challenge Feed from 1999 until July 2006. Prior to that, from 1996 to 1999, Mr. Li acted as Manager of Business Operation Department, General Manager of Shenyang Challenge Feed Co., Ltd. From 1989 to 1996, he worked in Luzhou feed administrative authority. Mr. Li holds a master degree from Henan Agricultural University specialising in animal nutrition.

Yvonne Wang became our Secretary in September 2005. Prior to that, she served as Assistant to the Executive and manager of the Company’s U.S. office since April 2003. She obtained her bachelor of science degree in Business Administration in July 2001 from the University of Phoenix. She is also a licensed realtor and a certified notary public in California.

There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to the Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of the Company’s affairs.

Equity Compensation Information

2004 Stock Incentive Plan

At the annual meeting of the stockholders held on September 12, 2006, our shareholders approved an amendment to our 2004 Stock Incentive Plan to increase the number of shares reserved for options and other stock awards under it to 3,047,907 shares, and to increase the limit on the number of shares that may be granted to any participant in a fiscal year to 500,000.

The Plan is a key aspect of our compensation program, designed to attract, retain, and motivate the highly qualified individuals required for our long-term success.

Stock Option Grants

On December 13, 2006, our Board of Directors approved a grant program, pursuant to which we granted 2,000,000 options under our 2004 Stock Incentive Plan to named employees. Under the grant program, the exercise price was $0.175, equal to the closing price of our common stock on December 12, 2006. The options are not exerciseable until the employees have remained employed with the Company for a designated vesting period. One third of the options vest on each anniversary of the grant date, such that the options are fully vested on the third anniversary of the grant date.

Four employees who were granted an aggregate of 362,100 options resigned or were dismissed as of June 4, 2006 before any of their options were vested. Pursuant to the terms of the Plan and the options grants, these options are returned to the available option pull under the Plan. As of June 4, 2007, 1,637,900 options are issued and outstanding under the Plan, of which 787,700 are held by executive officers, 153,900 options are held by a director. As of June 4, 2007, 1,410,007 options remain available under the Plan for future grant

The following table provides information about shares issued and shares remaining available for future issuance under the Plan and other equity compensation arrangements as of June 4, 2007.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,637,900	0.175	1,410,007
Equity compensation arrangements not
approved by security holders	0	0	0
Total	1,637,900	0	1,410,007

Outstanding Equity Awards At 2006 Fiscal Year-End

The following table sets forth all options granted to acquire shares of common stock of the Company to certain executive officers and directors during fiscal year 2006.

Name	Number of Securities Underlying Unexercised Options Exercisable (vested)	Number of Securities Underlying Unexercised Options Unexercisable (unvested)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Wei Li	Nil	182,800	182,800(1)	0.175	December 11, 2016
Lian jun Luo	Nil	132,200	132,200(1)	0.175	December 11, 2016
Ju hua Wang	Nil	120,300	120,300(1)	0.175	December 11, 2016
Qi Wang	Nil	121,500	121,500(1)	0.175	December 11, 2016
Xiao nan Wu	Nil	105,800	105,800(1)	0.175	December 11, 2016
Yvonne Wang	Nil	125,100	125,100(1)	0.175	December 11, 2016
Yunlong Zhang	Nil	153,900	153,900(1)	0.175	December 11, 2016

(1)	See information contained in subheading entitled “Stock Option Grants” under heading “2004 Stock Incentive Plan.”

Between fiscal year-end 2006 and June 4, 2006, Juhua Wang resigned on May 18, 2007 and options granted to her on December 13, 2006 were cancelled. Wenbin Li became our Vice President-Marketing on January 21, 2007 and holds 120,300 options granted on December 13, 2006.

No stock options were exercised by any officers or directors as of June 4, 2007. We did not adjust or amend the exercise price of any stock options previously awarded to any named executive officers as of June 4, 2007.

The value of unexercised options at June 4, 2007 held by executives and directors was nil.
The following table indicates the value of options held by our directors and certain of our officers valued as of the grant date of the option and as of June 4, 2007.

Name	Number of Stock Options Granted	Exercise Price/shares	Expiration Date	Grant Date Present Value (1)	Value at June 4, 2007 (2)
Wei Li	182,800	0.175	2016-12-11	29,262	Nil
Lianjun Luo	132,200	0.175	2016-12-11	21,162	Nil
Qi Wang	121,500	0.175	2016-12-11	19,449	Nil
Xiaonan Wu	105,800	0.175	2016-12-11	16,936	Nil
Wenbin Li	120,300	0.175	2016-12-11	19,257	Nil
Yvonne Wang	125,100	0.175	2016-12-11	20,026	Nil
Yunlong Zhang	153,900	0.175	2016-12-11	24,636	Nil

(1)	The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model.

(2)
The value of unexercised options at a certain date equals the difference between the option exercise price and the closing price of the Company stock at such date, multiplied by the number of shares underlying the options. The closing price at June 4, 2007 was lower than the exercise price, so the value at such date was nil.

Summary Compensation Table

Currently, the main forms of compensation provided to each of our executive officers are: (1) annual salary; (2) performance bonus stipulated in his or her respective employment agreement; and (3) incentive stock options as approved by our Board of Directors.

The Company had no officers whose total annual salary and bonus during each of 2006 and 2005 exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards	Option Awards (2)	All Other Compensation	Total
		$	$	$	$	$	$
Wei Li, CEO	2006	75,000	21,000	Nil	29,262	Nil	125,262
Wei Li, CEO	2005	Nil	Nil	Nil	Nil	Nil	Nil
Lianjun Luo, CFO	2006	48,000	12,000	Nil	21,162	Nil	81,162
Lianjun Luo, CFO	2005	22,500	7,000	5,924	Nil	Nil	35,424
Juhua Wang, COO(3)	2006	12,500	Nil	Nil	19,257	Nil	31,757
Qi Wang, Vice President	2006	Nil	Nil	Nil	19,449	Nil	19,449
Qi Wang, Vice President	2005	Nil	Nil	Nil	Nil	Nil	Nil
Xiaonan Wu, Vice President	2006	9,000	Nil	Nil	16,936	Nil	25,936
Wenbin Li, Vice President	2006	5,000	Nil	Nil	19,257	Nil	19,257
Yvonne Wang, Secretary	2006	48,000	Nil	Nil	20,026	Nil	68,026
Yvonne Wang, Secretary	2005	21,000	Nil	Nil	Nil	Nil	21,000

(1)
The bonus amounts for fiscal 2006 were accrued pursuant to the terms of Wei Li, Lianjun Luo’s employment agreements with the Company. Wei Li’s bonus payment is subject to approval of the Board of Directors of the Company, Lianjun Luo’s bonus payment is subject to approval of Wei Li, our Chief Executive Officer. For material terms of the employment agreements, see additional information below under subheading entitled “Employment Contracts and Termination of Employment and Change of Control Arrangements.” The bonus paid to Lianjun Luo for the fiscal 2005 was based on his former employment agreement with the Company.

(2)
Options granted on December 13, 2006. For material terms of the grant, see additional information above under subheading entitled “Stock Option Grant and Exercises and Period-End Option Values”. The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model.

(3)	Juhua Wang resigned on May 18, 2007 and options granted to her were cancelled.

Employment Contracts and Termination of Employment and Change of Control Arrangements

On July 31, 2006, we entered into an employment agreement with our Chief Executive Officer, Wei Li, for a three-year term, commencing on January 1, 2006. Pursuant to this agreement, Mr. Li will receive a salary at the rate of RMB768,000 (approximately $96,000) per annum, of which RMB600,000 will be paid in equal monthly installments of RMB50,000 ($6,250) during the period of employment, prorated for any partial employment period, and RMB168,000 ($1,750) will be paid as an annual performance bonus in three months after each employment year. Mr. Li will receive such annual increases in salary as may be determined by our Board of Directors at our annual meeting. Mr. Li is also entitled to an annual grant of stock options under our employee stock option plan as determined by the Board of Directors. Mr. Li is entitled to three-month’s severance if his employment is terminated without cause.

On July 31, 2006, we entered into an employment agreement with our Chief Financial Officer, Lianjun Luo, for a three-year term, commencing on January 1, 2006. Pursuant to this 2006 agreement, we will pay Mr. Luo an annual salary at the rate per annum of RMB480,000 (approximately $60,000), of which RMB384,000 will be paid in equal monthly installments of RMB32,000 during the period of employment, prorated for any partial employment period, and RMB96,000 will be paid as an annual performance bonus in three months after each employment year for the successful completion of all goals and objectives of that year and is entitled to an annual grant of stock options under our employee stock option plan as determined by the Board of Directors. Mr. Luo is entitled to three month’s severance if his employment is terminated without cause.

On September 13, 2006, our Board of Directors approved the appointment of Juhua Wang as our Chief Operating Officer. We entered into an employment agreement with Ms. Wang for a three-year term, commencing on August 1, 2006. Pursuant to the employment agreement, we will pay Ms. Wang an annual salary at the rate per annum of RMB300,000 (approximately $37,500), of which RMB240,000 will be paid in equal monthly installments of RMB20,000 during the period of employment, prorated for any partial employment period, and RMB60,000 will be paid as an annual performance bonus in three months after each employment year for the successful completion of all goals and objectives of that year. She is also entitled to an annual grant of stock options under our employee stock option plan as determined by the Board of Directors. Ms. Wang was entitled to three month’s severance if her employment is terminated without cause. On May 18, 2007, Ms Wang resigned and our board of directors accepted the resignation.

Except as set forth above, we do not have employment agreements with any other members of management or key personnel. In addition, there are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with us or from a change-in-control.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and certain persons holding more than 10 percent of a registered class of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and certain other shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

During the fiscal year ended December 31, 2006, our executive officers, directors or beneficial owners of more than ten percent (10%) of our capital shares were required to file reports on Form 3 or Form 4. During 2006, the following directors and executive officers failed to timely report option grants on Form 3 or Form 4: Wei Li, Lian jun Luo, Yun long Zhang, Ju hua Wang, Qi Wang, Xiao nan Wu, Yvonne Wang. These late filings all were with respect to the options granted on December 13, 2006 as specified above. The reporting persons subsequently reported these option grants on Form 3 or Form 4.

The Company is putting in place an enhanced compliance program to assist officers and directors with these filings.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF
STOCKHOLDERS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on December 31, 2007.

In accordance with our bylaws, in order to be properly brought before the 2008 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to or mailed and received by the Company’s Secretary at its principal executive offices not less than 60 days nor more than 180 days prior to the 2008 Annual Meeting of Stockholders. However, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be so received not later than the close of business on the tenth day following the day on which the notice of the meeting date was mailed or public disclosure was made. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws.

Please send notices of intention to present proposals at the 2008 Annual Meeting of Stockholders to the Company’s Secretary, 415 West Foothill Blvd, Suite 206 Claremont, California 91711-2766. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

The Board of Directors does not currently intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, the proxy holders will vote any shares represented by proxies in their discretion.

KIWA BIO-TECH PRODUCTS GROUP CORPORATION By Order of the Board of Directors
/s/ Yvonne Wang
Yvonne Wang
Secretary

Claremont, California
June 18, 2007

[FRONT]

PROXY

FOR ANNUAL MEETING OF THE STOCKHOLDERS

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Wei Li and Yvonne Wang (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, P.R.C., on Wednesday, July 18, 2007 at 10:00 a.m. local time and at any adjournments thereof.

1.	Election of Directors:	FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	FOR all Nominees EXCEPT
		☐	☐	☐

Nominees:
(1) Wei Li
(2) Lianjun Luo
(3) Dachang Ju
	(4) Yunlong Zhang	Instruction: To withhold authority to vote for any individual nominee,
	(5) Qi Wang	mark “For All Nominees Except” and write the name of the nominee(s) below:

2.	Ratify the appointment of Mao & Company, CPAs, Inc. as the Company’s independent auditors for the fiscal year ending December 31, 2007	FOR ☐	WITHHOLD ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[REVERSE]

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES SET FORTH IN PROPOSAL 1, “FOR” ON PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING.

_______________________________________
Signature
_______________________________________
Signature, if held jointly

Dated: ____________________, 2007

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.